Exhibit 99.1
The Home Depot Announces Fourth Quarter And Fiscal 2016 Results;
Updates Targeted Dividend Payout Policy;
Increases Quarterly Dividend By 29 Percent;
Announces $15 Billion Share Repurchase Authorization;
Provides Fiscal 2017 Guidance

ATLANTA, February 21, 2017 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $22.2 billion for the fourth quarter of fiscal 2016, a 5.8 percent increase from the fourth quarter of fiscal 2015. Comparable store sales for the fourth quarter of fiscal 2016 were positive 5.8 percent, and comp sales for U.S. stores were positive 6.3 percent.

Net earnings for the fourth quarter of fiscal 2016 were $1.7 billion, or $1.44 per diluted share, compared with net earnings of $1.5 billion, or $1.17 per diluted share, in the same period of fiscal 2015. For the fourth quarter of fiscal 2016, diluted earnings per share increased 23.1 percent from the same period in the prior year.

Fiscal 2016

Sales for fiscal 2016 were $94.6 billion, an increase of 6.9 percent from fiscal 2015. Total company comparable store sales for fiscal 2016 increased 5.6 percent, and comp sales for U.S. stores were positive 6.2 percent for the year.

Earnings per diluted share in fiscal 2016 were $6.45, compared to $5.46 per diluted share in fiscal 2015, an increase of 18.1 percent.

“Our focus on providing localized and innovative product selection, improving the interconnected customer experience, and driving productivity resulted in record sales and net earnings for 2016,” said Craig Menear, chairman, CEO and president. “Our associates responded to a healthy housing market and strong customer demand, and I’d like to thank them for their execution, hard work and continued dedication to our customers.”

Capital Allocation Strategy

As a reflection of the progress on the Company’s strategic initiatives, and commitment to creating shareholder value, today the Company made the following announcements:

•	The Company’s targeted dividend payout ratio will be increased from 50 percent to 55 percent of net earnings;

•	The board of directors declared a 29 percent increase in the quarterly dividend to $0.89 per share. The dividend is payable on March 23, 2017, to shareholders of record on the close of

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business on March 9, 2017. This is the 120th consecutive quarter the Company has paid a cash dividend;

•
The board of directors has authorized a $15.0 billion share repurchase program, replacing its previous authorization. Since 2002 and through January 29, 2017, the Company has returned more than $67 billion of cash to shareholders through repurchases, repurchasing approximately 1.3 billion shares.

Fiscal 2017 Guidance

The Company provided the following guidance for fiscal 2017:

•	Sales growth of approximately 4.6 percent

•	Comparable store sales growth of approximately 4.6 percent

•	Six new stores

•	Gross margin decrease of approximately 15 basis points

•	Operating margin expansion of approximately 30 basis points

•	Tax rate of approximately 36.3 percent

•	Share repurchases of approximately $5.0 billion

•	Diluted earnings-per-share growth after anticipated share repurchases of approximately 10.5 percent, or $7.13

•	Capital spending of approximately $2.0 billion

•	Depreciation and amortization expense of approximately $2.0 billion

•	Cash flow from the business of approximately $11.3 billion

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the fourth quarter, the Company operated a total of 2,278 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and

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litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2017 and beyond; financial outlook; and the integration of Interline Brands, Inc. (“Interline”) into our organization and the ability to recognize the anticipated synergies and benefits of the acquisition. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND FISCAL YEARS ENDED JANUARY 29, 2017 AND JANUARY 31, 2016
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Fiscal Year Ended
	January 29, 2017	January 31, 2016	% Increase (Decrease)	January 29, 2017	January 31, 2016	% Increase (Decrease)
NET SALES	$22,207	$20,980	5.8%	$94,595	$88,519	6.9%
Cost of Sales	14,654	13,824	6.0	62,282	58,254	6.9
GROSS PROFIT	7,553	7,156	5.5	32,313	30,265	6.8
Operating Expenses:
Selling, General and Administrative	4,183	4,178	0.1	17,132	16,801	2.0
Depreciation and Amortization	443	429	3.3	1,754	1,690	3.8
Total Operating Expenses	4,626	4,607	0.4	18,886	18,491	2.1
OPERATING INCOME	2,927	2,549	14.8	13,427	11,774	14.0
Interest and Other (Income) Expense:
Interest and Investment Income	(11)	(6)	83.3	(36)	(166)	(78.3)
Interest Expense	246	242	1.7	972	919	5.8
Interest and Other, net	235	236	(0.4)	936	753	24.3
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,692	2,313	16.4	12,491	11,021	13.3
Provision for Income Taxes	948	842	12.6	4,534	4,012	13.0

NET EARNINGS	$1,744	$1,471	18.6%	$7,957	$7,009	13.5%

Weighted Average Common Shares	1,206	1,252	(3.7)%	1,229	1,277	(3.8)%
BASIC EARNINGS PER SHARE	$1.45	$1.17	23.9	$6.47	$5.49	17.9

Diluted Weighted Average Common Shares	1,211	1,259	(3.8)%	1,234	1,283	(3.8)%
DILUTED EARNINGS PER SHARE	$1.44	$1.17	23.1	$6.45	$5.46	18.1

	Three Months Ended			Fiscal Year Ended
SELECTED SALES DATA(1)	January 29, 2017	January 31, 2016	% Increase (Decrease)	January 29, 2017	January 31, 2016	% Increase (Decrease)
Number of Customer Transactions	359.2	349.1	2.9%	1,544.0	1,500.8	2.9%
Average Ticket (actual)	$60.65	$58.96	2.9	$60.35	$58.77	2.7
Sales per Square Foot (actual)	$366.25	$346.55	5.7	$390.78	$370.55	5.5

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(1)	Selected Sales Data does not include results for Interline, which was acquired in the third quarter of fiscal 2015.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 29, 2017 AND JANUARY 31, 2016
(Unaudited)
(Amounts in Millions)

	January 29, 2017	January 31, 2016 (1)
ASSETS
Cash and Cash Equivalents	$2,538	$2,216
Receivables, net	2,029	1,890
Merchandise Inventories	12,549	11,809
Other Current Assets	608	569
Total Current Assets	17,724	16,484
Property and Equipment, net	21,914	22,191
Goodwill	2,093	2,102
Other Assets	1,235	1,196
TOTAL ASSETS	$42,966	$41,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$710	$350
Accounts Payable	7,000	6,565
Accrued Salaries and Related Expenses	1,484	1,515
Current Installments of Long-Term Debt	542	77
Other Current Liabilities	4,397	4,017
Total Current Liabilities	14,133	12,524
Long-Term Debt, excluding current installments	22,349	20,789
Other Long-Term Liabilities	2,151	2,344
Total Liabilities	38,633	35,657
Total Stockholders' Equity	4,333	6,316
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,966	$41,973

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(1)
The Consolidated Balance Sheet as of January 31, 2016 was retrospectively adjusted to reflect the adoption of Accounting Standards Update ("ASU") No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” and ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” in the first quarter of fiscal 2016.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED JANUARY 29, 2017 AND JANUARY 31, 2016
(Unaudited)
(Amounts in Millions)

	Fiscal Year Ended
	January 29, 2017	January 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$7,957	$7,009
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,973	1,863
Stock-Based Compensation Expense	267	244
Gain on Sales of Investments	—	(144)
Changes in Working Capital and Other	(414)	401
Net Cash Provided by Operating Activities	9,783	9,373
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,621)	(1,503)
Proceeds from Sales of Investments	—	144
Payments for Businesses Acquired, net	—	(1,666)
Proceeds from Sales of Property and Equipment	38	43
Net Cash Used in Investing Activities	(1,583)	(2,982)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-Term Borrowings, net	360	60
Proceeds from Long-Term Borrowings, net of discounts	4,959	3,991
Repayments of Long-Term Debt	(3,045)	(39)
Repurchases of Common Stock	(6,880)	(7,000)
Proceeds from Sales of Common Stock	218	228
Cash Dividends Paid to Stockholders	(3,404)	(3,031)
Other Financing Activities	(78)	4
Net Cash Used in Financing Activities	(7,870)	(5,787)
Change in Cash and Cash Equivalents	330	604
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(8)	(111)
Cash and Cash Equivalents at Beginning of Period	2,216	1,723
Cash and Cash Equivalents at End of Period	$2,538	$2,216